                                                                Exhibit 2.1
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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                                   ARIBA, INC.

                                BLUE MERGER CORP.

                                       and

                              TRADINGDYNAMICS, INC.


                          Dated as of November 15, 1999

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


                                TABLE OF CONTENTS

                                                                                   PAGE
ARTICLE I
     THE MERGER
     SECTION 1.01.  THE MERGER.....................................................  2
     SECTION 1.02.  EFFECTIVE TIME; CLOSING........................................  2
     SECTION 1.03.  EFFECT OF THE MERGER...........................................  2
     SECTION 1.04.  ARTICLES OF INCORPORATION; BY-LAWS.............................  2
     SECTION 1.05.  DIRECTORS AND OFFICERS.........................................  3

ARTICLE II

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
     SECTION 2.01.  CONVERSION OF SECURITIES.......................................  3
     SECTION 2.02.  ESCROW ADJUSTMENTS.............................................  4
     SECTION 2.03.  EXCHANGE OF CERTIFICATES.......................................  7
     SECTION 2.04.  STOCK TRANSFER BOOKS...........................................  9
     SECTION 2.05.  COMPANY STOCK OPTIONS..........................................  9
     SECTION 2.06.  DISSENTING SHARES.............................................. 10

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     SECTION 3.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................... 10
     SECTION 3.02.  ARTICLES OF INCORPORATION AND BY-LAWS.......................... 11
     SECTION 3.03.  CAPITALIZATION................................................. 11
     SECTION 3.04.  AUTHORITY RELATIVE TO THIS AGREEMENT........................... 12
     SECTION 3.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................... 12
     SECTION 3.06.  PERMITS; COMPLIANCE............................................ 13
     SECTION 3.07.  FINANCIAL STATEMENTS........................................... 14
     SECTION 3.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS........................... 14
     SECTION 3.09.  ABSENCE OF LITIGATION.......................................... 15
     SECTION 3.10.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.......................... 15
     SECTION 3.11.  CONTRACTS...................................................... 18
     SECTION 3.12.  ENVIRONMENTAL MATTERS.......................................... 19
     SECTION 3.13.  INTELLECTUAL PROPERTY.......................................... 20
     SECTION 3.14.  TAXES.......................................................... 23
     SECTION 3.15.  VOTE REQUIRED.................................................. 24
     SECTION 3.16.  ASSETS......................................................... 24
     SECTION 3.17.  CERTAIN INTERESTS.............................................. 24
     SECTION 3.18.  INSURANCE POLICIES............................................. 25
     SECTION 3.19.  STATE TAKEOVER STATUTES........................................ 25
     SECTION 3.20. YEAR 2000 COMPLIANCE............................................ 25
     SECTION 3.21.  BROKERS........................................................ 26

                                                                                   PAGE
ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     SECTION 4.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES................... 26
     SECTION 4.02.  CERTIFICATE OF INCORPORATION AND BY-LAWS....................... 27
     SECTION 4.03.  CAPITALIZATION................................................. 27
     SECTION 4.04.  AUTHORITY RELATIVE TO THIS AGREEMENT........................... 28
     SECTION 4.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS..................... 28
     SECTION 4.06.  PERMITS; COMPLIANCE............................................ 29
     SECTION 4.07.  SEC FILINGS; FINANCIAL STATEMENTS.............................. 29
     SECTION 4.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS........................... 30
     SECTION 4.09.  OPERATIONS OF MERGER SUB....................................... 30
     SECTION 4.10.  ABSENCE OF LITIGATION.......................................... 30

ARTICLE V

     CONDUCT OF BUSINESSES PENDING THE MERGER
     SECTION 5.01.  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.......... 30
     SECTION 5.02.  NOTIFICATION OF CERTAIN MATTERS................................ 33

ARTICLE VI

     ADDITIONAL AGREEMENTS
     SECTION 6.01.  CALIFORNIA PERMIT; COMPANY SHAREHOLDER APPROVAL................ 33
     SECTION 6.02.  INFORMATION STATEMENT.  ....................................... 34
     SECTION 6.03.  ACCESS TO INFORMATION; CONFIDENTIALITY......................... 34
     SECTION 6.04.  NO SOLICITATION OF TRANSACTIONS................................ 35
     SECTION 6.05.  EMPLOYEE BENEFITS MATTERS...................................... 35
     SECTION 6.06.  FURTHER ACTION; CONSENTS; FILINGS.............................. 36
     SECTION 6.07.  PLAN OF REORGANIZATION......................................... 36
     SECTION 6.08.  AFFILIATES..................................................... 37
     SECTION 6.09.  PUBLIC ANNOUNCEMENTS........................................... 37

SECTION 6.10.  DIRECTOR AND OFFICER LIABILITY

SECTION 6.11.  INTELLECTUAL PROPERTY TRANSFERS

ARTICLE VII

     CONDITIONS TO THE MERGER
     SECTION 7.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.................... 39
     SECTION 7.02.  CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB......... 39

                                       ii

                                                                                   PAGE
     SECTION 7.03.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY................... 41

ARTICLE VIII

     TERMINATION, AMENDMENT AND WAIVER
     SECTION 8.01.  TERMINATION.................................................... 41
     SECTION 8.02.  EFFECT OF TERMINATION.......................................... 42
     SECTION 8.03.  AMENDMENT...................................................... 42
     SECTION 8.04.  WAIVER......................................................... 43

ARTICLE IX

     GENERAL PROVISIONS
     SECTION 9.01.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.... 43
     SECTION 9.02.  NOTICES........................................................ 46
     SECTION 9.03.  CERTAIN DEFINITIONS............................................ 47
     SECTION 9.04.  SEVERABILITY................................................... 48
     SECTION 9.05.  ASSIGNMENT; BINDING EFFECT; BENEFIT............................ 48
     SECTION 9.06.  INCORPORATION OF EXHIBITS...................................... 48
     SECTION 9.07.  SPECIFIC PERFORMANCE........................................... 48
     SECTION 9.08.  GOVERNING LAW; FORUM........................................... 48
     SECTION 9.09.  HEADINGS....................................................... 49
     SECTION 9.10.  COUNTERPARTS................................................... 49
     SECTION 9.11.  ENTIRE AGREEMENT............................................... 49


     Exhibit A            List of Individual Shareholders
     Exhibit B            Voting Agreement
     Exhibit 2.02(a)      Form of Escrow Agreement
     Exhibit 2.05(a)      List of Certain Employees
     Exhibit 6.05(c)      List of Company Contingent Retention Grants
     Exhibit 6.08         Form of Company Affiliate Letter
     Exhibit 7.02(i)      Form of Opinion of Davis Polk & Wardwell
     Exhibit 7.02(g)(i)   List of Employees with Employment Agreements
     Exhibit 7.02(g)(ii)  Individual with Consulting and Protective Covenant
                             Agreement

                            Glossary of Defined Terms

                                                                 LOCATION OF
DEFINED TERM                                                     DEFINITION
------------                                                     -----------
Acquisition Documents............................................ Section 9.01(a)
Adjusted Closing Balance Sheet................................... Section 2.02(f)
affiliate........................................................ Section 6.08
Agreement........................................................ Preamble
Assets........................................................... Section 3.16
beneficial owner................................................. Section 9.03(b)
Blue Sky Laws.................................................... Section 3.05(b)
business day..................................................... Section 9.03(c)
California Permit................................................ Section 6.01(a)
CERCLA........................................................... Section 3.12(e)
Certificate of Merger............................................ Section 1.02
Certificates..................................................... Section 2.01(b)
Closing.......................................................... Section 1.02
Closing Parent Share Price....................................... Section 2.02(m)
Code  ........................................................... Recitals
Company.......................................................... Preamble
Company Benefit Plans............................................ Section 3.10(a)
Company Common Stock............................................. Recitals
Company Disclosure Schedule...................................... Article III
Company Liabilities.............................................. Section 3.07(b)
Company Material Adverse Effect.................................. Section 3.01
Company Permits.................................................. Section 3.06
Company Preferred Stock.......................................... Recitals
Company Stock Option Plan........................................ Section 2.05(a)
Company Stock Options............................................ Section 2.05(a)
Company Subsidiaries............................................. Section 3.01
Company Systems.................................................. Section 3.20
Competing Transaction............................................ Section 6.04(b)
Confidentiality Agreement........................................ Section 6.03(b)
control.......................................................... Section 9.03(d)
Dissenting Shares................................................ Section 2.06(a)
Effective Time................................................... Section 1.02
Environmental Laws............................................... Section 3.12(e)
Environmental Permits............................................ Section 3.12(e)
ERISA ........................................................... Section 3.10(a)
ERISA Affiliate.................................................. Section 3.10(a)
Escrow Account................................................... Section 2.02(a)
Escrow Agent..................................................... Section 2.02(a)
Escrow Agreement................................................. Section 2.02(a)


                                                                 LOCATION OF
DEFINED TERM                                                     DEFINITION
------------                                                     -----------

Escrow Fund...................................................... Section 2.02(a)
Escrow Shares.................................................... Section 2.02(a)
Estimated Closing Balance Sheet.................................. Section 2.02(b)
Exchange Act..................................................... Section 4.03
Exchange Ratio................................................... Section 2.01(e)
Final Closing Balance Sheet...................................... Section 2.02(d)
Fully Diluted Share Amount....................................... Section 2.01(e)
GAAP  ........................................................... Section 3.07(a)
Governmental Entity.............................................. Section 3.05(b)
Hazardous Materials.............................................. Section 3.12(e)
HSR Act.......................................................... Section 3.05(c)
Independent Auditors............................................. Section 2.02(f)
Information Statement............................................ Section 6.02(a)
Indemnified Parties.............................................. Section 9.01(d)
Indemnifying Party............................................... Section 9.01(d)
Individual Shareholders ......................................... Recitals
Intellectual Property............................................ Section 3.13(a)
Interim Financial Statements..................................... Section 3.07(a)
IRS   ........................................................... Section 3.10(b)
Law   ........................................................... Section 3.05(a)
Licensed Intellectual Property................................... Section 3.13(a)
Loss  ........................................................... Section 9.01(b)
Material Contracts............................................... Section 3.11(a)
Merger........................................................... Recitals
Merger Consideration............................................. Section 2.01(e)
Merger Sub....................................................... Preamble
Nasdaq........................................................... Section 2.02(m)
Net Assets....................................................... Section 2.02(m)
Order ........................................................... Section 7.01(b)
Owned Intellectual Property...................................... Section 3.13(a)
Parent........................................................... Preamble
Parent Common Stock.............................................. Section 2.01(e)
Parent Disclosure Schedule....................................... Art. IV
Parent Indemnified Parties....................................... Section 9.01(b)
Parent Material Adverse Effect................................... Section 4.01
Parent Permits................................................... Section 4.06
Parent Preferred Stock........................................... Section 4.03
Parent SEC Reports............................................... Section 4.07(a)


                                                                 LOCATION OF
DEFINED TERM                                                     DEFINITION
------------                                                     -----------

Parent Stock Option Plans....................................... Section 4.03
Parent Subsidiaries............................................. Section 4.01
person.......................................................... Section 9.03(f)
Plan  .......................................................... Section 3.10(a)
Reference Balance Sheet......................................... Section 3.07(a)
Representatives................................................. Section 6.03(a)
Resolution Period............................................... Section 2.02(e)
SEC   .......................................................... Section 4.07
Securities Act.................................................. Section 4.03
Shares.......................................................... Section 2.01(a)
Software........................................................ Section 3.13(a)
Shareholder Indemnified Party................................... Section 9.01(c)
Shareholder Representative...................................... Section 2.02(e)
subsidiary...................................................... Section 9.03(g)
Substitute Option............................................... Section 2.05(a)
Surviving Corporation........................................... Section 1.01
Taxes .......................................................... Section 3.14(d)
Terminating Company Breach...................................... Section 8.01(d)
Terminating Parent Breach....................................... Section 8.01(e)
Third Party Claims.............................................. Section 9.01(d)
Unresolved Items................................................ Section 2.02(f)
Year 2000 Compliant............................................. Section 3.20

                  AGREEMENT AND PLAN OF MERGER dated as of November 15, 1999 (this "AGREEMENT") among ARIBA, INC., a Delaware corporation ("PARENT"), BLUE MERGER CORP., a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and TRADINGDYNAMICS, INC., a California corporation (the "COMPANY").

                               W I T N E S S E T H

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California Corporations Code ("CALIFORNIA LAW"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "MERGER");

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, advisable to and in the best interests of, the Company and its shareholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval and adoption of this Agreement by the shareholders of the Company;

                  WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE");

                  WHEREAS, certain shareholders of the Company own such number of shares of common stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK") and such number of shares of Series A Preferred Stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"), as is set forth on Exhibit A hereto (such shareholders being referred to herein as the "INDIVIDUAL SHAREHOLDERS"); and

                  WHEREAS, as a condition and inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with, the Individual Shareholders, dated the date hereof (the "VOTING AGREEMENT") and attached hereto as Exhibit B, pursuant to which, among other things, the Individual Shareholders have agreed, subject to the terms and conditions contained therein to make certain representations and warranties as to themselves, to vote all shares of Company Common Stock and Company Preferred Stock owned by them to approve and adopt this Agreement and have granted to Parent a proxy to vote their shares of Company Common Stock and Company Preferred Stock, upon the terms and subject to the conditions set forth therein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the California Law, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

                  SECTION 1.02. EFFECTIVE TIME; CLOSING. As promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII (or such other date as may be agreed by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of California in such form as is required by, and executed in accordance with, the relevant provisions of the California Law. The term "EFFECTIVE TIME" means the date and time of the acceptance of the Agreement of Merger by the Secretary of State of the State of California (or such later time as may be agreed by each of the parties hereto and specified in the Agreement of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "CLOSING") will be held at the offices of Shearman & Sterling, 1550 El Camino Real, Menlo Park, California 94125 (or such other place as the parties may agree).

                  SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. ARTICLES OF INCORPORATION; BY-LAWS. (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that, at the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is TradingDynamics, Inc."

                  (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Shares to be canceled pursuant to Section 2.01(c)) shall be canceled and converted automatically into the right to receive the Merger Consideration (all such shares being hereinafter referred to as the "SHARES");

                  (b) from and after the Effective Time, the holders of certificates formerly representing Shares (the "CERTIFICATES") shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration (such Merger Consideration to be payable (except as provided in Section 2.06 hereof) to the holder of each such Share, upon surrender, in the manner provided in Section 2.02, of the Certificate that formerly evidenced such Share);

                  (c) each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto;

                  (d) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation;

                  (e) as used in this Agreement, the following terms have the following meanings:

                  (i) "AGGREGATE SHARE AMOUNT" means 2,074,151 shares of common stock, par value $0.002 per share, of Parent ("PARENT COMMON STOCK"), subject to adjustment as described in Section 2.02(b).

                  (ii) "FULLY DILUTED SHARE AMOUNT" means the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, (ii) the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (iii) the number of shares of Company Common Stock issuable upon exercise of (x) the sum of (A) all Company Stock Options that have been granted as of the date hereof and not exercised or canceled prior to the Effective Time and (B) up to 100,000 Company Stock Options granted in connection with the hiring of new employees or consultants after the date hereof and prior to the Effective Time and
         (y) all warrants that have been granted immediately prior to the Effective Time.

                  (iii) "MERGER CONSIDERATION" means a number of shares of Parent Common Stock determined by dividing (x) the Aggregate Share Amount less the Escrow Shares (as defined in Section 2.02) by (y) the Fully Diluted Share Amount (such number of shares obtained pursuant to this clause (iii) is also referred to as the "EXCHANGE RATIO").

                  (f) If, during the period between the date hereof and the Effective Time, any change in the capital stock of Parent shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, the Aggregate Share Amount, the Merger Consideration, the number of Escrow Shares and the Exchange Ratio and its determination shall be appropriately adjusted.

                  SECTION 2.02. ESCROW ADJUSTMENTS. (a) Prior to or simultaneously with the Closing, the Shareholder Representative (as defined in Section 2.02(d)) and Parent shall enter into an escrow agreement (the "ESCROW AGREEMENT") with an escrow agent selected by Parent and reasonably acceptable to the Shareholder Representative (the "ESCROW AGENT") substantially in the form of Exhibit 2.02(a) hereto. Pursuant to the terms of the Escrow Agreement, at the Closing Parent shall deposit 207,415 shares of Parent Common Stock (the "ESCROW SHARES") into an escrow account, which account is to be managed by the Escrow Agent (the "ESCROW ACCOUNT"). Distributions of any Escrow Shares from the Escrow Account shall be governed by the terms and conditions of the Escrow Agreement (any Escrow Shares in the Escrow Account being referred to as the "ESCROW FUND").

                  (b) No later than two Business Days and no earlier than ten Business Days prior to the Closing Date, the Company shall prepare an estimated consolidated balance sheet of the Company as of the Closing Date (the "ESTIMATED CLOSING BALANCE SHEET") and a calculation of estimated Net Assets (as defined below) based on the Estimated Closing Balance Sheet. If the Net Assets set forth on the Estimated Closing Balance Sheet exceed the greater of (i) ($2,200,000) or
(ii) the actual Net Assets of the Company as of the Closing Date, as certified to Parent by the Chief Executive Officer of the Company (such greater amount being hereinafter referred to as the "TARGET AMOUNT"), then the Aggregate Share Amount deliverable at Closing shall be increased by the number of shares as shall equal the quotient of (i) the amount of such excess divided by (ii) the Closing Parent Share Price (as defined below). If the
Target Amount exceeds the Net Assets as set forth on the Estimated Closing Balance Sheet, then the Aggregate Share Amount deliverable at Closing shall be decreased by the number of shares as shall equal the quotient of (i) the amount of such excess divided by (ii) the Closing Parent Share Price. All balance sheets prepared hereunder and each calculation of Net Assets (i) shall be prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent with those used in preparing the 1999 Financial Statements (as defined in Section 3.07(a)) and (ii) shall include the same line items as the Reference Balance Sheet (as defined in Section 3.07(a)), provided that there shall be no adjustment with respect to non-cash charges associated with employee and/or non-employee equity rights or resulting from the consummation of the Merger.

                  (c) In the event that the Effective Time shall not have occurred by January 30, 2000, then the Target Amount shall be reduced $225,000 for each week (or any portion thereof) after such date that the Effective Time has not occurred.

                  (d) As soon as practicable, but in no event later than 60 days following the Closing, Parent shall prepare a consolidated balance sheet of the Company as of the Closing Date (the "FINAL CLOSING BALANCE SHEET") and a calculation of Net Assets as of the Closing Date based on the Final Closing Balance Sheet.

                  (e) Parent shall deliver a copy of the Final Closing Balance Sheet to Kirk A. Cruikshank (the "SHAREHOLDER REPRESENTATIVE") promptly after it has been prepared. After receipt of the Final Closing Balance Sheet, the Shareholder Representative shall have 30 days to review the Final Closing Balance Sheet, together with the workpapers used in the preparation thereof. Unless the Shareholder Representative delivers written notice to Parent on or prior to the 30th day after the receipt of the Final Closing Balance Sheet stating that it has objections to the Final Closing Balance Sheet (and setting forth in reasonable detail its calculation of disputed items), the Shareholder Representative shall be deemed to have accepted and agreed to the Final Closing Balance Sheet. If the Shareholder Representative so notifies Parent of its objections to the Final Closing Balance Sheet, the parties shall, within 30 days (or such longer period as the parties may agree) following such notice (the "RESOLUTION PERIOD"), attempt to resolve their differences, and any resolution by them as to any disputed amounts that are communicated to the Escrow Agent jointly by the parties shall be final, binding and conclusive.

                  (f) Any amounts remaining in dispute at the conclusion of the Resolution Period (the "UNRESOLVED ITEMS") shall be submitted to Arthur Andersen LLP (or another nationally recognized firm of independent public accountants to be mutually agreed) (such firm being referred to as the "INDEPENDENT AUDITORS") within 10 days after the expiration of the Resolution Period. The Independent Auditors' determination of the Unresolved Items shall be made within 45 days of the submission of the Unresolved Items thereto (if practicable), shall be set forth in a written statement delivered to Parent and the Shareholder Representative and shall be final, binding and conclusive. The term "ADJUSTED CLOSING BALANCE SHEET," as used in this Agreement, shall mean the definitive closing balance sheet agreed to (or deemed agreed to) by Parent and the Shareholder Representative under Section 2.02(e) or, if Unresolved Items are submitted to the Independent Auditors, such definitive Closing Balance Sheet, as adjusted to reflect the determination of the Independent Auditors under this Section 2.02(f).

                  (g) If and to the extent Net Assets as shown on the Adjusted Closing Balance Sheet exceed the Net Assets on the Estimated Closing Balance Sheet, then Parent shall deliver to the Escrow Agent that number of shares as shall equal the quotient of (i) the amount of such excess divided by (ii) the Closing Parent Share Price, which shall thereafter hold such shares as part of the Escrow Fund.

                  (h) If and to the extent Net Assets as shown on the Adjusted Closing Balance Sheet are less than Net Assets on the Estimated Closing Balance Sheet, then Parent shall deliver written notice to the Escrow Agent and the Shareholder Representative specifying the amount of such deficiency, and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund that number of shares as shall equal the quotient of (i) the amount of such deficiency divided by (ii) the Closing Parent Share Price.

                  (i) If, before or during the Resolution Period, Parent and the Shareholder Representative agree (or are deemed to agree) on an amount by which the Net Assets as shown on the Adjusted Closing Balance Sheet are less than the Net Assets as shown on the Estimated Closing Balance Sheet, then the parties shall jointly notify the Escrow Agent of such agreement and the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund that number of shares as shall equal the quotient of (i) the amount of such deficiency divided by (ii) the Closing Parent Share Price. If, before or during the Resolution Period, Parent and the Shareholder Representative agree (or are deemed to agree) on an amount by which the Net Assets as shown on the Adjusted Closing Balance Sheet exceed the Net Assets as shown on the Estimated Closing Balance Sheet, then Parent shall deliver to the Escrow Agent that number of shares as shall equal the quotient of (i) the amount of such excess divided by (ii) the Closing Parent Share Price, which shall thereafter hold such shares as part of the Escrow Fund.

                  (j) If there are Unresolved Items at the end of the Resolution Period, then the parties shall jointly notify the Escrow Agent of the minimum amount which the parties agree is owed pursuant to this Section
2.02 and to which party such amount is owed. If the parties agree such minimum amount is owed to Parent, then the Escrow Agent shall, in accordance with the terms of the Escrow Agreement, deliver to Parent out of the Escrow Fund that number of shares as shall equal the quotient of (i) such minimum amount divided by (ii) the Closing Parent Share Price, and any additional shares owing with respect to the Unresolved Items shall be delivered after the resolution thereof by the Independent Auditors as described above. If the parties agree such minimum amount is owed by Parent, then Parent shall deliver to the Escrow Agent that number of shares as shall equal the quotient of (i) such minimum amount divided by (ii) the Closing Parent Share Price, and any additional shares owing with respect to the Unresolved Items shall be delivered after the resolution thereof by the Independent Auditors as described above.

                  (k) During the calculation of any Closing or post-Closing adjustments and the period of any review or dispute within the contemplation of this Agreement, (i) each party hereto shall provide, or cause to be provided, to the other parties and their authorized representatives, access to all relevant books, records, workpapers and employees of the Company or the Shareholder Representative, as the case may be, to the extent such materials or persons are within their possession or control and (ii) the Shareholder Representative and Parent shall cooperate fully with each other and their authorized representatives, including the provision on a timely basis of all information necessary or useful.

                  (l) In acting under this Section 2.02, the Independent Auditors shall be entitled to the privileges and immunities of arbitrators. Each party agrees to execute, if requested by the Independent Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Independent Auditors shall be borne pro rata by Parent and the Escrow Account in proportion to the allocation of the dollar amount of the Unresolved Items made by the Independent Auditors such that the prevailing party or parties pays a lesser proportion of the fees and expenses.

                  (m) As used in this Agreement, the following terms have the following meanings:

                  (i) "NET ASSETS" means total assets of the Company less total liabilities of the Company.

                  (ii) "CLOSING PARENT SHARE PRICE" means the average 4:00 p.m. Eastern Time closing price for shares of Parent Common Stock as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") for each of the 20 trading days ending on the second business day prior to the Closing.


                  SECTION 2.03. EXCHANGE OF CERTIFICATES. (a) EXCHANGE PROCEDURES. At the Closing, the Company shall surrender to Parent all Certificates delivered to it (together with any stock transfer tax stamps required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by Parent, in exchange for the Merger Consideration. Immediately following the Effective Time, all Certificates surrendered to Parent shall be canceled. Any shareholder of the Company whose Certificates are not delivered at the Closing shall receive the Merger Consideration with respect to such

Certificates upon delivery to Parent after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.03(a).

                  (b) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock comprising part of the Merger Consideration with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.03(d), until the holder of such Certificate shall surrender such Certificate.

                  (c) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.03(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

                  (d) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Closing Parent Share Price.

                  (e) NO LIABILITY. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                  (f) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate,

Parent shall issue in exchange for such lost, stolen or destroyed
Certificate, the Merger Consideration.

                  SECTION 2.04. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law (as defined in Section 3.05).

                  SECTION 2.05. COMPANY STOCK OPTIONS. (a) All options (the "COMPANY STOCK OPTIONS") outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company's 1998 Stock Plan (the "COMPANY STOCK OPTION PLAN"), shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options shall, by virtue of the Merger and without any further action on the part of the Company or the holder thereof, be assumed by Parent. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Stock Option Plan as of the Effective Time by virtue of this Agreement and without any further action. Each Company Stock Option assumed by Parent (each, a "SUBSTITUTE OPTION") shall be exercisable upon the same terms and conditions (including vesting provisions) as under the applicable Company Stock Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that whole number of shares of Parent Common Stock (rounded to the nearest whole share) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the Exchange Ratio,
(B) the option price per share of Parent Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent) and (C) the Company Stock Options held by the persons listed on Exhibit 2.05(a) shall vest in accordance with the timing set forth on such Exhibit 2.05(a).

                  (b) As soon as practicable after the Effective Time and in no event later than 30 days after the Effective Time, Parent shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions (including any antidilution provisions, and subject to the adjustments required by this
Section 2.05 after giving effect to the Merger). Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.05. As soon as reasonably practicable after the Effective Time and in no event later than 30 days after the Effective Time, the shares of Parent Common Stock subject to Company Stock Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements for so long as Substitute Options remain outstanding.

                  SECTION 2.06. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have exercised and perfected appraisal rights for such Shares in accordance with California Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with California Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.03, of the certificate or certificates that formerly evidenced such Shares.

                  (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and which provides an exception to or otherwise qualifies the representations or warranties of the Company specifically referred to therein, the Company hereby represents and warrants to Parent and Merger Sub that:

                  SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of the Company and each subsidiary of the Company (the "COMPANY SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and the

Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "COMPANY MATERIAL ADVERSE EFFECT" means any change in or effect on the business of the Company and the Company Subsidiaries that is materially adverse to the business, financial condition, assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with any (A) changes in general economic or market conditions not specifically and significantly disproportionately affecting the Company, (B) events or conditions affecting the industry in which the Company operates generally not specifically and significantly disproportionately affecting the Company or
(C) regulatory or legislative developments or conditions affecting companies in general not specifically and significantly disproportionately affecting the Company.

                  SECTION 3.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of the Articles of Incorporation and the By-Laws of the Company. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

                  SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of (a) 12,000,000 shares of Company Common Stock and
(b) 4,902,000 shares of Company Preferred Stock, par value $0.001 per share. As of the date hereof, (i) 4,198,200 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company or by the Company Subsidiaries, (iii) 1,693,916 shares of Company Common Stock are issuable pursuant to the outstanding Company Stock Options and (iv) 663,884 Company Stock Options are available for grants pursuant to the Company Stock Option Plan. As of the date of this Agreement, 4,902,000 shares of Company Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable. There are no other shares of preferred stock outstanding. Except for the Company Stock Options granted pursuant to the Company Stock Option Plan and the issuance of shares of Company Common Stock upon the conversion of a warrant to purchase 6,666.67 shares of Company Preferred Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary as of the date of this Agreement. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. The holders of Company Stock Options have been or will be given, or shall have properly waived, any required notice of the Merger prior thereto, and all such rights will be terminated at or prior to the Effective Date.

                  SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the necessary approvals of the Company's shareholders, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of
(i) more than 66% of the then outstanding Company Preferred Stock and (ii) a majority of then outstanding Shares and the filing and recordation of appropriate merger documents as required by California Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company.

                  SECTION 3.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By-laws of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate in any respect any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("LAW") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become such a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in the case of each of clauses (ii) and (iii) above, for such violations as would not reasonably be expected to materially affect the operations of the Company.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("GOVERNMENTAL ENTITY"), except (i) for applicable requirements, if any, of state securities or "blue sky" laws ("BLUE SKY Laws"), state takeover laws, the obtaining of the California Permit (as defined in Section 6.01), the filing and recordation of appropriate merger documents as required by California Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and would not reasonably be expected to materially affect the operations of the Company or to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the filing of a pre-merger notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT").

                  SECTION 3.06. PERMITS; COMPLIANCE. (a) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "COMPANY PERMITS"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened except for such nonpossession, suspension or cancellation that has not had, or would not reasonably be expected to materially affect the operations of the Company.

                  (b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation, in each case, in any material respect, of, (i) any Law applicable to the Company or any Company Subsidiary or by which any material property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any material property or asset of the Company or any Company Subsidiary is bound or affected or (iii) any Company Permits except, in each such case for such default or violation that would not reasonably be expected to materially affect the operations of the Company.

                  SECTION 3.07. FINANCIAL STATEMENTS. (a) True and complete copies of (i) the unaudited consolidated balance sheet of the Company as of March 31, 1999, and the related unaudited statement of income for the year ended March 31, 1999, together with all related notes and schedules thereto (collectively referred to herein as the "1999 FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1999 (the "REFERENCE BALANCE SHEET"), and the related statements of income and cash flows for the fiscal period ended September 30, 1999 of the Company (collectively referred to herein as the "INTERIM FINANCIAL STATEMENTS"), are attached as Section 3.07 of the Company Disclosure Schedule. The 1999 Financial Statements and the Interim Financial Statements (including, in each case, any notes thereto) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by GAAP and except for the impact, if any, with respect to any non-cash charges associated with employee or non-employee equity rights) and each present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments) and except for the impact, if any, with respect to any non-cash charges associated with employee or non-employee equity rights. Neither the Company nor its auditors have prepared statements of changes in shareholders' equity and cash flows for the year ended March 31, 1999.

                  (b) Except as set forth in Section 3.07 of the Company Disclosure Schedule or as otherwise disclosed pursuant to this Agreement (including Section 5.01), there are no material debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("COMPANY LIABILITIES") of the Company, other than (i) Company Liabilities reflected or reserved against on the Interim Financial Statements, (ii) borrowings in an aggregate amount not exceeding $2,000,000 incurred since September 30, 1999 and (iii) liabilities incurred in the ordinary course of business, since September 30, 1999, and consistent with past practice subject to the restrictions set forth in
Section 5.01. Except as set forth in Section 3.07 of the Company Disclosure Schedule, there are no outstanding warranty claims against the Company that are material to the operations of the Company.

                  SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1999, except as contemplated by or as disclosed in this Agreement (including Section 5.01), the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Company Material Adverse Effect, (b) any material change by the Company in its accounting methods, principles or practices, except for any such change required by reason of a concurrent change in GAAP, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Shares or any redemption, purchase or other acquisition of any of the Company's securities or (d) except as set forth in Section 3.08 of the Company Disclosure Schedule, any increase in or establishment of any bonus, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan (other than the granting of stock options in connection with the hiring of consultants or new employees as set forth in Section 3.08(d) of the Company Disclosure Schedule), or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary, except in each case in the ordinary course of business consistent with past practice.

                  SECTION 3.09. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or would reasonably be expected to have, if resolved adversely against the Company, the effect of creating a liability of the Company in excess of $250,000 or a material effect on the operations of the Company or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Entity.

                  SECTION 3.10. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. (a)
Schedule 3.10(a) of the Company Disclosure Schedule contains a true and complete list of each material deferred compensation, incentive compensation and equity compensation plan, each material "welfare" plan, fund or program (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), each material "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA), each material employment, termination or severance agreement and each other material employee benefit plan, fund, program, agreement, policy or arrangement, in each case, (i) that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any person that is a member of the same controlled group as the Company or under common control with the Company within the meaning of Section 414 of the Code (each, an "ERISA AFFILIATE"),
(ii) to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee, consultant, director or former employee, consultant or director of the Company or any Company Subsidiary or
(iii) with respect to which the Company or any Company Subsidiary could be liable (each, a "Plan").

                  (b) With respect to each Plan, the Company has made available to Parent a true and correct copy of (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) a complete copy of such Plan, including any amendments thereto or any written interpretations thereof, (iii) each trust agreement relating to each Plan for which a trust agreement is required, (iv) the most recent summary plan description for each Plan for which a summary plan description is required,
(v) the most recent actuarial report
or valuation relating to a Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Plan intended to be qualified under section 401(a) of the Code, (vii) any material correspondence with the IRS or the Department of Labor with respect to each Plan, (viii) all written communications to any employees relating to any Plan and any proposed Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company and (ix) all prospectuses prepared in connection with each Plan requiring a prospectus.

                  (c) The Company does not have any plan or commitment, whether legally binding or not, to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing), or to enter into any Plan, nor does it have any intention or commitment to do any of the foregoing. No Plan is a "multiemployer plan" (as such term is defined in section 3(37) of ERISA). Neither the Company nor any of its ERISA Affiliates has ever maintained, established, sponsored, participated in or contributed to any employee benefit plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                  (d) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code. Each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification. All contributions or other amounts payable by the Company or any ERISA Affiliate with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

                  (e) The Company has made available to Parent prior to the date of this Agreement copies of all Plans, agreements and other arrangements of the Company with or relating to its employees which contain change of control provisions.

                  (f) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any ERISA Affiliate or (iv) benefits the full cost of which are borne by the current or former employees (or their beneficiaries). The Company has never represented to or contracted with (whether in oral or written form) any employee (either individually or as a group) that such employee would be provided with life insurance, medical or other employee welfare benefits upon retirement or termination of employment, except to the extent required by statute.

                  (g) Section 3.10(g) of the Company Disclosure Schedule sets forth the name of each individual who has been granted Company Stock Options under the Company Stock Option Plan or otherwise, the number of Company Stock Options granted to such individual and the vesting schedule and per share exercise price of such Company Stock Options.

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, either alone or together with another event, will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute, forgiveness of indebtedness or otherwise) becoming due under any Plan or any other arrangement described in Section 3.10(e), (ii) result in the acceleration of the time of payment, vesting or funding of any material benefits including, but not limited to, the acceleration of the vesting and exercisability of any Company Stock Options, or (iii) affect in any material respect any Plan's current treatment under any Laws including any Tax or social contribution law.

                  (i) There are no material pending, or to the knowledge of the Company, threatened or anticipated, claims by or on behalf of any Plan, by any employee or beneficiary covered under any Plan, or otherwise involving any Plan (other than routine claims for benefits). Each Plan may be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company or the Company Subsidiaries (other than ordinary administration expenses typically incurred in a termination event). Neither the Company nor any ERISA Affiliate is subject to any material penalty or tax with respect to any Plan under
Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (j) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. There is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing which would reasonably be expected to interfere materially with the respective business activities of the Company or any Company Subsidiary. To the knowledge of the Company, none of the Company, any Company Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint relating to the Company or any ERISA Affiliate by the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable state agency pending or threatened in writing that would reasonably be expected to cause a Company Material Adverse Effect.

                  (k) The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice) except, in the case of clauses (ii), (iii) and (iv) above, for noncompliance or liabilities not in excess of $100,000 in the aggregate.

                  (l) To the knowledge of the Company, all Plans that are subject to the laws of any jurisdiction outside the United States are in material compliance with such applicable laws, including relevant Tax laws, and the requirements of any trust deed under which they were established.
Section 3.10(l) of the Company Disclosure Schedule lists all Plans that are subject to the laws of any jurisdiction outside the United States. Each such Plan which is required by contract or under applicable local law to be funded has been funded at least to the extent so required. If and to the extent any such Plan is not funded, the obligations under such Plan are reflected on the books and records of the entity maintaining the Plan and on the consolidated financial statements of the Company.

                  (m) Each employee of the Company has executed and delivered to the Company a Confidential Information and Invention Assignment Agreement, a form of which has been previously delivered to Parent, and each person providing services to the Company as a consultant or independent contractor has executed and delivered to the Company a Consulting Agreement, a form of which has been previously delivered to Parent.

                  SECTION 3.11. CONTRACTS. (a) Section 3.11(a) of the Company Disclosure Schedule lists each of the following written contracts and agreements of the Company (such contracts and agreements being "MATERIAL CONTRACTS"):

                  (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of $100,000;

                  (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of $200,000, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company;

                  (iii)    all leases and subleases of real property;

                  (iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of the Company;

                  (v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which the Company is a party;

                  (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

                  (vii) all contracts material to the operations of the Company containing confidentiality requirements (including all nondisclosure agreements material to the operations of the Company);

                  (viii) all contracts relating to trafficking arrangements and domain name registration and customer list agreements;

                  (xi) all contracts and agreements between or among the Company and any shareholder of the Company or any affiliate of such person; and

                  (x) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

                  (b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

                  SECTION 3.12. ENVIRONMENTAL MATTERS. (a) The Company and the Company Subsidiaries (i) are in compliance in all material respects with all applicable Environmental Laws (as defined below), (ii) hold all Environmental Permits material to the conduct of the Company's business (as defined below) and (iii) are in compliance in all material respects with their respective Environmental Permits.

                  (b) None of the Company or any Company Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar Law of any state, locality or any other jurisdiction.

                  (c) None of the Company or any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

                  (d) To the knowledge of the Company, none of the real property leased by the Company or any Company Subsidiary is listed or, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

                  (e) As used in this Agreement, the following terms have the following meanings:

                  (i) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date of this Agreement.

                  (ii) "ENVIRONMENTAL LAWS" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  (iii) "ENVIRONMENTAL PERMITS" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  (iv) "HAZARDOUS MATERIALS" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.13. INTELLECTUAL PROPERTY. (a) Section 3.13 of the Company Disclosure Schedule sets forth a true and complete list of all
(i) Software (as defined herein) and other Intellectual Property (as defined herein), in each case owned by the Company or a Company Subsidiary and material to the business of the Company and the Company Subsidiaries ("OWNED INTELLECTUAL PROPERTY") and (ii) licenses or sublicenses of Intellectual Property to the Company or a Company Subsidiary, and licenses or sublicenses of Intellectual Property by the Company or a Company Subsidiary to any third party, in each case that are material to the business of the Company and the Company Subsidiaries and are not readily available from commercial sources ("LICENSED INTELLECTUAL PROPERTY"). For purposes hereof, "INTELLECTUAL PROPERTY" means: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, slogans, logos, domain names, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how. For purposes hereof, "SOFTWARE" means all material computer software developed by or on behalf of the Company or any Company Subsidiary, including such computer software and databases of customers and contact lists that are proprietary to the Company and the software operated by the Company on its web sites.

                  (b) To the knowledge of the Company, the use of the Owned Intellectual Property and the Licensed Intellectual Property by the Company and the Company Subsidiaries in the ordinary course of business does not conflict with or infringe in any material way upon the valid Intellectual Property rights of any third party. No claim has been asserted that the use of the Owned Intellectual Property or the Licensed Intellectual Property in the ordinary course of business conflicts with or infringes in any material way upon the valid Intellectual Property rights of any third party.

                  (c) The Company or a Company Subsidiary is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property. The Company and the Company Subsidiaries are entitled to use all Licensed Intellectual Property in the ordinary course of business, subject only to the terms of the licenses of the Licensed Intellectual Property.

                  (d) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property and Software used in the ordinary day-to-day conduct of the business of the Company and the Company Subsidiaries, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. To the knowledge of the Company, the Owned Intellectual Property and any Intellectual Property licensed to the Company and the Company Subsidiaries under the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

                  (e) No legal proceedings have been asserted, are pending, or threatened against the Company or any Company Subsidiary (i) based upon or challenging or seeking to deny or restrict the use by the Company or any Company Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company or any Company Subsidiary infringe upon or misappropriate any Intellectual Property right of any third party, or (iii) alleging that any Intellectual Property licensed under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                  (f) To the knowledge of the Company, no person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property. Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has granted any license or similar right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Owned Intellectual Property.

                  (g) The Company and the Company Subsidiaries have delivered or made available to Parent correct and complete copies of all the licenses and sublicenses by the Company of the Licensed Intellectual Property. With respect to each such license and sublicense:

                  (i) such license or sublicense is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

                  (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense; and

                  (iii) (A) neither the Company nor any Company Subsidiary has received any notice of termination or cancellation under such license or sublicense, (B) neither the Company nor any Company Subsidiary has received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) neither the Company nor any Company Subsidiary has granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

                  (iv) to the knowledge of the Company, neither the Company, any Company Subsidiary, nor any other party to such license or sublicense is in breach or default in any material respect, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

                  (h) To the knowledge of the Company, the Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operations or have a material impact on the operation of other software programs or operating systems and no rights in the Software have been transferred to any third party.

                  (i) To the knowledge of the Company, the Company and the Company Subsidiaries have the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company and the Company Subsidiaries, or that is required to operate or modify the Software.

                  (j) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their customer lists and customer information, trade secrets and other confidential Intellectual Property. To the knowledge of the Company (i) there has been no misappropriation of any material trade secrets or other material confidential Intellectual Property of the Company or any Company Subsidiary by any person, (ii) no employee, independent contractor or agent of the Company or any Company Subsidiary has misappropriated any trade secrets of any person in the course of such performance as an employee, independent contractor or agent and (iii) no employee, independent contractor or agent of the Company or any Company Subsidiary is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property.

                  SECTION 3.14. TAXES. (a) (i) All material returns and reports in respect of Taxes (as defined herein) required to be filed with respect to the Company and each Company Subsidiary have been timely filed;
(ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority and, to the knowledge of the Company, no basis exists for any such adjustment; (v) there are no pending or, to the knowledge of the Company, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Company Subsidiary; (vi) no consent under section 341(f) of the Code has been filed with respect to the Company or any Company Subsidiary; (vii) there are no tax liens on any assets of the Company or any Company Subsidiary; (viii) neither the Company nor any affiliate is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company or a Company Subsidiary of any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Section 280G(b)(4)); (ix) none of the Company or the Company Subsidiaries has been notified by the relevant authority that the Company or the Company Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed any applicable income or franchise tax return; and (ix) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect in any material respect the Company or a Company Subsidiary.

                  (b) On the Reference Balance Sheet, reserves and allowances have been provided, and on the Final Closing Balance Sheet (or the Adjusted Closing Balance Sheet) reserves and allowances will be provided, adequate to satisfy all liabilities for Taxes relating to the Company and the Company Subsidiaries for periods through the Effective Time.

                  (c) The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying under
Section 368(a) of the Code.

                  (d) As used in this Agreement, "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  SECTION 3.15. VOTE REQUIRED. The only votes of the holders of any classes or series of capital stock of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of (i) a majority of the outstanding Shares, voting together as a single class, and (ii) more than 66% of Company Preferred Stock in favor of the approval of this Agreement.

                  SECTION 3.16. ASSETS. Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all of the material properties and assets, including, without limitation, real property and personal property (other than Intellectual Property, which is covered by Section 3.13 hereof), used or intended to be used in the conduct of the business of the Company or otherwise owned, leased or used by the Company in or relating to the conduct of the business of the Company (all such properties, assets and contract rights being the "ASSETS"). Except as set forth in Section 3.16 of the Company Disclosure Schedule, the Company has good and marketable title to, or, in the case of leased or subleased material Assets, valid and subsisting leasehold interests in, all the Assets material to the conduct of the business, free and clear of all encumbrances.

                  SECTION 3.17. CERTAIN INTERESTS. (a) To the knowledge of the Company, none of the shareholders of the Company or their affiliates or any officer or director of the Company and no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                  (i) has any material direct or indirect financial interest in any significant competitor, supplier or customer of the Company, PROVIDED, HOWEVER, that the ownership of securities representing no more than 5% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "FINANCIAL INTEREST" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

                  (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property which the Company uses or has used in the conduct of its business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

                  (iii) except as set forth in Section 3.17(a)(iii) of the Company Disclosure Schedule, has outstanding any indebtedness to the Company.

                  (b) Except as set forth in Section 3.17(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, the Company does not have any liability or any other obligation of any nature whatsoever to any shareholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

                  SECTION 3.18. INSURANCE POLICIES. Section 3.18 of the Company Disclosure Schedule sets forth a true and complete list and description (including face amount of policy, name of insured, carrier, premium, expiration date and whether it is a "claims made" or an "occurrence" policy) of all insurance policies held by the Company. True and complete copies of all such policies have been made available by the Company to Parent. All premiums due to the date hereof on such policies have been paid. All pending claims, if any, made against the Company which are covered by insurance are being defended by the appropriate insurance companies and are described on the Company Disclosure Schedule. The Company has not failed to give any notice or present any claim under any such policy in a timely fashion, except where such failure would not prejudice the Company's ability to make a material claim. Such insurance to the date hereof has (i) been maintained in full force and effect and (ii) not been canceled or changed, except to extend the maturity dates thereof.

                  SECTION 3.19. STATE TAKEOVER STATUTES. The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the California Law will not apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                  SECTION 3.20. YEAR 2000 COMPLIANCE. The Company has (i) undertaken an assessment of those Company Systems that could be materially adversely affected by a failure to be Year 2000 Compliant, (ii) developed a plan and time line for rendering such Company Systems Year 2000 Compliant,
(iii) to date, implemented such plan in accordance with such timetable in all material respects and (iv) disclosed such plan to Parent. Based on such inventory, review and assessment, to the knowledge of the Company, all Company Systems are Year 2000 Compliant. The Company estimates that the total remaining cost of rendering the Company Systems Year 2000 Compliant will not exceed $100,000. For purposes hereof, "COMPANY SYSTEMS" shall mean all computer, hardware, software, Software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company and the Company

Subsidiaries, and/or material to or necessary for the Company and the Company Subsidiaries to carry on their businesses as currently conducted. For purposes hereof, "YEAR 2000 COMPLIANT" means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

                  SECTION 3.21. BROKERS. Except for Hambrecht & Quist L.L.C., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as set forth in the Disclosure Schedule delivered by Parent and Merger Sub to the Company concurrently with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") and which provides an exception to or otherwise qualifies the representations or warranties of Parent and Merger Sub specifically referred to therein, and in the Parent SEC Reports (as defined in Section 4.07), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                  SECTION 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Parent and each subsidiary of Parent (the "PARENT SUBSIDIARIES") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "PARENT MATERIAL ADVERSE EFFECT" means any change in or effect on the business of Parent and the Parent Subsidiaries that is materially adverse to the business, financial condition, assets, liabilities or results of operations of Parent and the Parent Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with any
(A) changes in general economic or market conditions not specifically and significantly disproportionately affecting Parent, (B) events or conditions affecting the industry in which

Parent or the Parent Subsidiaries operate generally not specifically and significantly disproportionately affecting Parent or (C) developments or any regulatory or legislative conditions affecting companies in general not specifically and significantly disproportionately affecting Parent.

                  SECTION 4.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent has heretofore made available to the Company a complete and correct copy of the Certificate of Incorporation and the By-Laws of Parent and the Articles of Incorporation and By-Laws of Merger Sub. Such Certificates of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

                  SECTION 4.03. CAPITALIZATION. The authorized capital stock of Parent consists of (a) 200,000,000 shares of Parent Common Stock and (b) 20,000,000 shares of preferred stock, par value $0.002 per share ("PARENT PREFERRED STOCK"). As of October 31, 1999, (i) 45,805,129 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) no shares of Parent Common Stock are held in the treasury of Parent or by Parent Subsidiaries and (iii) 2,548,342 shares are reserved for future issuance pursuant to stock options. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding. Except for stock options granted pursuant to the stock option plans of Parent (the "PARENT STOCK OPTION PLANS") and for warrants to purchase 14,544 shares of Parent Common Stock, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Except for 6,907,820 shares acquired prior to Parent's initial public offering which are subject to repurchase by Parent, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and non-assessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. The shares of Parent Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 (i) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Parent's Certificate of Incorporation or By-Laws or any agreement to which the Parent is a party or is bound and (ii) will, when issued, be exempt from registration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") and exempt from registration under applicable Blue Sky Laws.

                  SECTION 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by California Law). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub.

                  SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
(a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Parent or any equivalent organizational documents of Merger Sub or any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in
Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and that would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the Nasdaq, the obtaining of the California Permit (as defined in Section 6.01), state takeover laws, the HSR Act and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement

                  SECTION 4.06. PERMITS; COMPLIANCE. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of Parent Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 4.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 23, 1999 through the date of this Agreement (collectively, the "PARENT SEC REPORTS"). As of the respective dates they were filed, (i) the Parent SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports and in any form, report or document filed after the date of this Agreement and prior to the Effective Time was, or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented or will present fairly, in all material respects, the consolidated financial position of Parent and the consolidated

Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

                  (c) Except as set forth in Section 4.07 of the Parent Disclosure Schedule, there are no material debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable ("PARENT LIABILITIES") of Parent or the Parent Subsidiaries, other than (i) Parent Liabilities reflected or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of September 30, 1999 and (ii) Parent Liabilities incurred in the ordinary course of business, consistent with the past practice of Parent and the Parent Subsidiaries, in each case, except as would not have a Parent Material Adverse Effect.

                  SECTION 4.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since January 1, 1999, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Parent SEC Report filed since June 23, 1999, Parent and Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any Parent Material Adverse Effect.

                  SECTION 4.09. OPERATIONS OF MERGER SUB. Merger Sub is a wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  SECTION 4.10. ABSENCE OF LITIGATION. There is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent or any Parent Subsidiary, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or would reasonably be expected to have, a Parent Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement.

                                    ARTICLE V

                    CONDUCT OF BUSINESSES PENDING THE MERGER

                  SECTION 5.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

                  (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

                  By way of amplification and not limitation, except as contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Articles of Incorporation or By-Laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, except as contemplated by Section 5.01(f) or (ii) any material assets of the Company or any Company Subsidiary, except, in the case of this clause (ii) only, in the ordinary course of business and in a manner consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any material interest in any corporation, partnership, other business organization or any division thereof or any assets;

                  (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice and other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $2,000,000;

                  (iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice;

                  (iv) authorize any capital expenditure, other than capital expenditures reflected in the Company's 1999 Business Plan delivered to Parent on November 8, 1999 and other capital expenditures which are not, in the aggregate, in excess of $50,000 for the Company and the Company Subsidiaries taken as a whole; or

                  (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

                  (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practice in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (except that Parent shall not unreasonably withhold its consent with respect to the hiring of new employees and the Company entering into employment agreements or arrangements with such new employees in the ordinary course of business consistent with past practice), or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee other than in the ordinary course of business consistent with past practice;

                  (g) enter into any licensing, distribution, sponsorship, advertising, merchant program or other similar contracts, agreements, or obligations involving payments by the Company in excess of $100,000 which may not be cancelled without penalties by the Company upon notice of 30 days or less other than in the ordinary course of business consistent with past practice;

                  (h) take any action to cause, or fail to take any material action to prevent, the accelerated vesting and exercisability of the Company Stock Options except as provided by the terms of such Company Stock Options or the employment agreement or arrangements of the employee and except as contemplated by Section 2.05;

                  (i) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures except for any such action required by a concurrent change in GAAP; or

                  (j) make, change or revoke any material Tax election or make any material agreement regarding Taxes with any taxing authority.

                  SECTION 5.02. NOTIFICATION OF CERTAIN MATTERS. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section
5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. CALIFORNIA PERMIT; COMPANY SHAREHOLDER APPROVAL. (a) As promptly as practicable (and in any event within 20 business days) after the execution of this Agreement, Parent shall prepare the necessary documents and Parent shall apply to obtain a permit (a "CALIFORNIA PERMIT") from the California Commissioner of Corporations (after a hearing before such Department) pursuant to Section 25121 of the California Corporate Securities Law of 1968, so that the issuance of the Parent Common Stock in the Merger shall be exempt from registration under the Securities Act, by virtue of the exemption from registration contained in Section 3(a)(10) thereof. The Company shall cooperate with, and provide information to, Parent in connection with Parent's application for the California Permit. The Company and Parent will respond to any comments from the California Commissioner of Corporations and use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. None of the information supplied by the Company to Parent in connection with the California Permit application or any other document prepared to comply with federal or state securities laws shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company and the Individual Shareholders shall ensure that the shareholders of the Company, acting by written consent pursuant to Section 603(a) of the California Corporations Code, take all action necessary for the approval of the Merger and adoption of this Agreement within five business days of the date of the issuance of the California Permit. By way of amplification and not limitation, the Company, acting through its Board of Directors, shall, in accordance with all applicable legal requirements and its Articles of Incorporation and By-Laws,
(i) promptly solicit an action by written consent in lieu of a meeting of shareholders of the Company (or if, required by law, duly call, give notice of, convene and hold a meeting of shareholders of the Company), (ii) recommend the approval of the Merger and adoption this Agreement, (iii) take all lawful action to solicit such approval and (iv) take all other action necessary or advisable to secure the vote or consent of shareholders required by California Law.

                  (c) In the event that the California Permit cannot be issued for any reason, then the parties hereto shall take all action necessary to restructure the transactions contemplated by this Agreement to permit the delivery of Parent Common Stock pursuant to the Merger to be accomplished by means of a registered offering under the Securities Act or another transaction to be mutually agreed upon.

                  SECTION 6.02. INFORMATION STATEMENT. (a) As promptly as practicable after the date hereof, the Company shall prepare and disseminate to its shareholders an information statement (together with any amendments thereof or supplements thereto, the "INFORMATION STATEMENT") relating to the action of the Company's shareholders, by written consent in lieu of a meeting, to adopt this Agreement and approve the Merger. The Information Statement shall include the recommendation of the Board of Directors of the Company to the shareholders of the Company in favor of adoption of this Agreement and approval of the Merger. The Company and Parent shall coordinate the preparation of the Information Statement and the application for the California Permit.

                  (b) No amendment or supplement to the Information Statement will be made by the Company without the approval of Parent (such approval not to be unreasonably withheld or delayed).

                  SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "REPRESENTATIVES") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated as of November 9, 1999 (the "CONFIDENTIALITY AGREEMENT") between the Company and Parent.

                  SECTION 6.04. NO SOLICITATION OF TRANSACTIONS. (a) The Company will not, directly or indirectly, and will instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by
it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of Company Subsidiaries, to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  (b) A "COMPETING TRANSACTION" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of such party and its subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 30% or more of the outstanding voting securities of such party or (iv) any solicitation in opposition to approval by the Company's shareholders of this Agreement and the Merger.

                  SECTION 6.05. EMPLOYEE BENEFITS MATTERS. (a) Parent will provide the Company's employees with health, welfare and other employee benefits that in the aggregate are substantially equivalent to, and no less favorable than, those provided to Parent's comparably situated employees.

                  (b) To the extent that service is relevant for eligibility and vesting (and, solely for purposes of calculating entitlement to vacation and sick days, benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by Parent or any of the Parent Subsidiaries for the benefit of employees of Parent, such plan, program or arrangement shall credit Company employees for service on or prior to the Effective Time with the Company or any affiliate or predecessor thereof. In addition, Parent shall waive limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable Plan and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by the Company's employees in the calendar year in which the Effective Time occurs.

                  (c) Prior to the Effective Time, the Company shall take all actions necessary under Section 280G(b)(5) of the Code such that (i) the acceleration of any Company Stock Options occurring in connection with the Merger or any event associated with the Merger (such as a termination of employment or constructive termination of employment following the Merger) and
(ii) any grant of Company Stock Options designated as a "Contingent Retention Grant" and set forth in Exhibit 6.05(c) shall not be considered an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

                  SECTION 6.06. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act (if necessary) and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

                  (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act (if necessary) or any other filing required by antitrust authorities and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding and notifying the other party of any communications or discussions with any government agency and affording the other party the opportunity to participate in such communications or discussions.


                  SECTION 6.07. PLAN OF REORGANIZATION. (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code.

                  (b) As of the date hereof, the Company does not know of any reason (i) why it would not be able to deliver to Davis Polk & Wardwell or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and the Company hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why Davis Polk & Wardwell or Shearman & Sterling would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                  (c) As of the date hereof, Parent does not know of any reason
(i) why it would not be able to deliver to Davis Polk & Wardwell or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and Parent hereby agrees to deliver such certificates effective as of the date of such opinions or (ii) why Davis Polk & Wardwell or Shearman & Sterling would not be able to deliver the opinions required by Sections 7.02(d) and 7.03(c).

                  SECTION 6.08. AFFILIATES. No later than two days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being an "AFFILIATE")) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.08, executed by each of the Affiliates of the Company identified in the foregoing list and any person who shall, to the knowledge of the Company, have become an Affiliate of the Company subsequent to the delivery of such list.

                  SECTION 6.09. PUBLIC ANNOUNCEMENTS. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or, in the case of Parent, any stock exchange listing agreement, neither the Company nor any of its officers shall issue any press release or otherwise make any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement without the prior written consent of Parent.

                  SECTION 6.10. DIRECTOR AND OFFICER LIABILITY. Parent shall and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

                  (i) For six years after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by California Law or any other applicable laws or provided under the Company's Articles of Incorporation and By-Laws in effect on the date of this Agreement (if permitted under applicable laws).

                  (ii) For six years after the Effective Time, Parent and the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of this Agreement, PROVIDED that, in satisfying its obligation under this Section 6.10(ii), the Surviving Corporation shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount Company has disclosed to Parent prior to the date of this Agreement.

                  (iii) If Parent, the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

                  (iv) The rights of each Indemnified Person under this Section
6.10 shall be in addition to any rights such Indemnified Person may have under the Articles of Incorporation or By-laws of the Company or any of the Company Subsidiaries, or under California Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

                  SECTION 6.11. INTELLECTUAL PROPERTY TRANSFERS. The Company shall use its commercially reasonable efforts to obtain licenses for certain technology (i) previously identified by the Company to Parent as desirable to the Company's business and (ii) currently owned by third parties, and the Company shall cooperate with Parent in negotiating the terms of such licenses. Further, the Company shall not enter into such license agreements without the prior written consent of Parent.

                  SECTION 6.12. EXPENSES. The Company and the Shareholder Representative acknowledge that any transaction expenses and fees incurred by the shareholders of the Company or the Company in connection with the transactions contemplated by this Agreement shall be solely the obligations of the Individual Shareholders, which expenses and fees shall be paid by them or reimbursed to the Company prior to the Effective Time.

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

                  SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company in accordance with California Law and the Company's Articles of Incorporation;

                  (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "ORDER") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

                  (c) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated.

                  SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, in each case except to the extent that the failure to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate of the Chief Executive Officer of the Company to such effect;

                  (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

                  (c) Parent shall have received, each in form and substance reasonably satisfactory to Parent, all authorizations, consents, orders and approvals of all Governmental Entities and officials;

                  (d) Parent shall have received the opinion of Shearman & Sterling, counsel to Parent, based upon representations of Parent, Merger Sub and the Company and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Shearman & Sterling of representation letters from each of Parent and the Company as contemplated in Section 6.07 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time;

                  (e) Dissenting Shares shall comprise not more than 5% of the Shares outstanding immediately prior to the Effective Time;

                  (f) no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or would have, a Company Material Adverse Effect;

                  (g) each of the individuals listed on Exhibit 7.02(g)(i) shall have executed an employment agreement concurrently with the execution and delivery of this Agreement, and each such employment agreement shall be in full force and effect at the Effective Time, and the individual listed on Exhibit 7.02(g)(ii) shall have executed a consulting continuation and protective covenant agreement concurrently with the execution and delivery of this Agreement, and such protective covenant agreement shall be in full force and effect at the Effective Time;

                  (h) there shall not be pending or threatened any suit, action, investigation or proceeding by a Governmental Entity (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or the Company any damages that are material or (ii) seeking to prohibit or limit the ownership or operation by Parent or the Company of any material portion of their respective businesses or assets;

                  (i) Parent shall have received the opinion of Davis Polk & Wardwell or another counsel reasonably acceptable to Parent substantially in the form attached hereto as Exhibit 7.02(i);

                  (j) all holders of Company Preferred Stock shall have converted such stock into shares of Company Common Stock; and

                  (k) the Company shall have properly amended its Articles of Incorporation to authorize a total of 5,002,000 shares of Company Preferred Stock, and holders of Company Preferred Stock shall have waived all claims relating to the Company's issuance of such stock in contravention of its Articles of Incorporation.

                  SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

                  (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, in each case except to the extent that the failure to be true and correct would not reasonably be expected to have a Parent Material Adverse Effect and the Company shall have received a certificate of a duly authorized officer of Parent to such effect;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed by a duly authorized officer of Parent to the foregoing effect;

                  (c) the Company shall have received the opinion of Davis Polk & Wardwell, counsel to the Company, based upon representations of Parent, Merger Sub and the Company, and normal assumptions, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion shall be conditioned on receipt by Davis Polk & Wardwell of representation letters from each of Parent and the Company as contemplated in Section 6.07 of this Agreement. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time; and

                  (d) no event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or would have a Parent Material Adverse Effect.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER


                  SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

                  (b) by either Parent or the Company if the Effective Time shall not have occurred on or before March 31, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before March 31, 2000;

                  (c) there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

                  (d) by Parent upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) and
Section 7.02(b) would not be satisfied ("TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Parent may not terminate this Agreement under this Section 8.01(d); or

                  (e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied ("TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that, if such Terminating Parent Breach is curable by Parent and Merger Sub through the exercise of their respective best efforts and for so long as Parent and Merger Sub continue to exercise such best efforts, the Company may not terminate this Agreement under this Section 8.01(e).

                  SECTION 8.02. EFFECT OF TERMINATION. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                  SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. (a) The representations and warranties contained in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedules and any certificate, financial statement or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "ACQUISITION DOCUMENTS"), shall survive the Effective Time until the first anniversary of the Effective Time provided that the representations and warranties contained in Sections 3.01, 3.03, 3.04, 3.14 and 3.21 shall survive the applicable statute of limitations. Neither the period of survival nor the liability of a party hereto with respect to such party's representations and warranties shall be reduced by any investigation made at any time by or on behalf of another party hereto. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties by a party hereto to another party hereto (which notice shall indicate with reasonable specificity the amount and nature of the claim and the representation on which it is based), then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

                  (b) After the Effective Time, Parent and its affiliates (including, after the Effective Time, the Surviving Corporation), officers, directors, employees, agents, successors and assigns (collectively, the "PARENT INDEMNIFIED PARTIES") shall be indemnified and held harmless by the Individual Shareholders for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them) (hereinafter, a "LOSS"), arising out of or resulting from (i) the breach of any representation, warranty or covenant (without giving effect to any qualification as to materiality contained therein in determining the amount of any Loss) made by the Company in the Acquisition Documents or (ii) Losses from breach of contract or other claims made by any party alleging to have had contractual or other rights relating to the Company's capital stock or assets. The aggregate amount of Losses for which the Parent Indemnified
Parties may receive indemnification pursuant to this Agreement shall not exceed the amount of the Escrow Fund.

                  (c) After the Effective Time, the Individual Shareholders and their respective affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "SHAREHOLDER INDEMNIFIED Parties") shall be indemnified and held harmless by Parent for any and all Losses, arising out of or resulting from the breach of any representation, warranty or covenant (without giving effect to any qualification as to materiality contained therein in determining the amount of any Loss) made by Parent in the Acquisition Documents. The aggregate amount of Losses for which the Shareholder Indemnified Parties may receive indemnification pursuant to this Agreement shall not exceed $40 million.

                  (d) Any Parent Indemnified Party or Shareholder Indemnified Party (collectively, the "INDEMNIFIED PARTIES") seeking indemnification from another party hereto (the "INDEMNIFYING PARTY") under this Section 9.01 shall give (i) the Escrow Agent and the Shareholder Representative, in the case of an indemnification claim against the Individual Shareholders or (ii) the Indemnifying Party, in the case of an indemnification claim against Parent, notice of any matter which such Indemnified Party has determined has given rise to a right of indemnification under this Agreement, prior to the expiration of the applicable representations and warranties as set forth in this Section 9.01, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the specific provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnifying Party under this Section 9.01 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 9.01 ("THIRD PARTY CLAIMS") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Escrow Agent and the Indemnifying Party notice of such Third Party Claim within 60 days of the receipt by the Indemnified Party of such notice; PROVIDED, HOWEVER, that the failure to provide such notice shall not relieve any Indemnifying Party from any of its obligations under this Section 9.01, except and to the extent such Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing the right of the Indemnified Party to be indemnified against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five business days of the receipt of such notice from the Indemnified Party; PROVIDED, HOWEVER, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel. If in the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. No such Third Party
Claim may be settled by the Indemnifying Party or the Indemnified Party without the prior written consent of the other party. All fees, expenses and Losses of the Indemnified Party or the Indemnifying Party in connection with any matter for which indemnity may be sought (including any matter arising under Section 9.01(b)(ii)) shall be reimbursed from the Escrow Account, it being understood that the Shareholder Representative shall be the only person authorized to approve the incurrence of any reimbursable fees and expenses on behalf of shareholders.

                  (e) If, in the event that (a) the Shareholder Representative shall not have objected to the amount claimed by the Parent Indemnified Party for indemnification from the Escrow Fund with respect to any Loss in accordance with the procedures set forth herein and in the Escrow Agreement or (b) the Shareholder Representative shall have delivered notice of its disagreement as to the amount of any indemnification requested by the Parent Indemnified Party from the Escrow Fund and either (i) the Shareholder Representative and the Parent Indemnified Party shall have, subsequent to the giving of such notice, mutually agreed that the Parent Indemnified Party is entitled to indemnification from the Escrow Fund for a specified amount and shall have so jointly notified the Escrow Agent or (ii) a final judgment shall have been rendered by the court having jurisdiction over the matters relating to such claim by the Parent Indemnified Party for indemnification from the Escrow Fund and the Escrow Agent shall have received, in the case of clause (i) above, written instructions from the Shareholder Representative and the Parent Indemnified Party or, in the case of clause (ii) above, a copy of the final judgment of the court, the Escrow Agent shall deliver to the Parent Indemnified Party from the Escrow Fund shares of Parent Common Stock (valuing such shares based upon the average closing price for shares of Parent Common Stock on the Nasdaq for the five consecutive trading days immediately preceding the date of a determination (or an acknowledgment, as the case may be) as to the amount of any claim for indemnification hereunder) in respect of any amount determined to be owed to the Parent Indemnified Party under this Section 9.01 in accordance with the Escrow Agreement.

                  (f) In all matters relating to this Section 9.01, the Shareholder Representative shall be the only party entitled to assert the rights of the Individual Shareholders, and the Shareholder Representative shall perform all of the obligations of the Individual Shareholders hereunder. Parent shall be entitled to rely on all statements, representations and decisions of the Shareholder Representative.

                  (g) Notwithstanding anything else in this Agreement, the Indemnified Parties shall not be entitled to recover under this Section 9.01 with respect to any breach of representations, warranties or covenants, unless
(i) the amount of Loss arising out of such individual breach of representations, warranties and covenants exceeds $20,000 and (ii) the aggregate amount of Loss arising out of all such breaches of representations, warranties and covenants exceeds $2,000,000, and then the Indemnified Parties shall be entitled to recover all such Losses (starting from the first dollar); PROVIDED, HOWEVER, that the limitations set forth in clauses (i) and (ii) above shall not be operative with respect to Losses arising from breaches of the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.14 and 3.21 or with respect to Losses from breach of contract or other claims made by any party alleging to have had contractual or other rights relating to the Company's capital stock or assets.

                  (h) The indemnification provided by this Section 9.01 shall be the sole and exclusive post-Closing remedy available to the parties hereto for any breach of any representation or warranty contained herein, except with respect to any such breaches arising out of fraud, or the wilful or reckless breach of covenants by a party hereto and except with respect to the representations and warranties set forth in Sections 3.01, 3.03, 3.04, 3.14 and
3.21 (it being understood that breach of those Sections shall remain subject to the limitation on indemnification set forth in Section 9.01(b)).

                  SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  if to Parent or Merger Sub:

                           Ariba, Inc.
                           1565 Charleston Road
                           Mountain View, CA 94043
                           Facsimile No.: (650) 930-6851
                           Attention: Keith J. Krach

                  with a copy to:

                           Shearman & Sterling
                           1550 El Camino Real
                           Menlo Park, CA  94025-4100
                           Facsimile No.:  (650) 330-2299
                           Attention:  Christopher D. Dillon

                  if to the Company:

                           TradingDynamics, Inc.
                           313 West Evelyn Avenue
                           Mountain View, CA 94041
                           Facsimile No.: (650) 964-6953
                           Attention: Kirk A. Cruikshank

                  with a copy to:

                           Davis Polk & Wardwell
                           1875 Charleston Road
                           Mountain View, CA 94043
                           Facsimile No.: (650) 316-3866
                           Attention: David W. Ferguson

                  SECTION 9.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

                  (a) "AFFILIATE" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

                  (b) "BENEFICIAL OWNER" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                  (c) "BUSINESS DAY" means any day on which banks are not required or authorized to close in Seattle, Washington or Chicago, Illinois;

                  (d) "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "KNOWLEDGE" of the Company means the actual knowledge of the individuals listed in Section 9.03(e) of the Company Disclosure Schedule.

                  (f) "PERSON" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "PERSON" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (g) "SUBSIDIARY" or "SUBSIDIARIES" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.06. INCORPORATION OF EXHIBITS. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  SECTION 9.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.08. GOVERNING LAW; FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the federal court for the Northern District of California. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the federal court for the Northern District of California in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the federal court of the Northern District of California.

                  SECTION 9.09. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.10. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.11. ENTIRE AGREEMENT. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.




                                 ARIBA, INC.


                                 By ___________________________________________
                                 Name: Keith J. Krach
                                 Title:   President and Chief Executive Officer



                                 BLUE MERGER CORP.


                                 By ___________________________________________
                                 Name: Edward P. Kinsey
                                 Title:   President



                                 TRADINGDYNAMICS, INC.


                                 By ___________________________________________
                                 Name: Kirk A. Cruikshank
                                 Title:   President and Chief Executive Officer



                                 SHAREHOLDER REPRESENTATIVE
                                 The undersigned agrees to act as, to be bound by the obligations of, and to perform the duties of, the Shareholder Representative


                                 By ___________________________________________
                                 Name:  Kirk A. Cruikshank